Exhibit 10.1
                          REAL ESTATE PURCHASE CONTRACT

                                                                   June 28, 2002

         I, or we, hereby agree to purchase the following described real property, to-wit:

Lots ________________________ Block ___________________________________ Addition
to _________________________________________ known as __________________________
[See Exhibit A to Sales Contract, plus +/- 2400 sq ft on "A"] together with all the improvements thereon and the appurtenances, if any, thereunto belonging, including leasehold - none of the mineral rights, and subject to existing zoning ordinances, restrictions and easements.

         We agree to pay, for said real property, the sum of Two Hundred Eleven Thousand dollars and NO/100 Dollars ($211,000.00), payable as follows: The sum of $211,000.00 (at closing) which is herewith deposited with N/A. Agent as agent ____, receipt of which is hereby acknowledged, to be applied on the purchase price and the further sum of $N/A subject to adjustments, at the time of closing, and the balance, if any, as follows: __________________.

         The seller, within N/A days from the acceptance hereof, shall furnish an abstract of title to said real property to the buyer, extended to this date, showing a good title, in the seller, according to the standards adopted by Oklahoma Bar Association, free and clear of all liens and encumbrances, except as hereinabove provided. The buyer to have Thirty days to have the title examined and furnish any objections in writing to the seller, or his agent herein, and the seller shall have, not to exceed Thirty days from the notice thereof to correct such defects, unless such time is further extended by agreement in writing.

         In case such defects in the title cannot be so corrected within the time specified, this contract shall become null and void and the deposit returned forthwith, unless the buyer elects to waive such objections.

         This title shall be conveyed by Warranty Deed and the Seller shall pay all General Taxes and Special Assessments to the calendar year. All General Taxes and Special Assessment liens payable during the calendar year of N/A shall be pro-rated on the basis of said calendar year between buyer and seller at the time of closing. If the amount of the General Taxes cannot be ascertained such pro-ration shall be on the basis of the taxes paid for the proceeding year.

         Rents, interest, insurance, water, gas, and electric bills, apartment expenses and salaries, if any, are to be adjusted to date of closing on the basis of thirty days to the month, the seller to have the last day. Rents delinquent more than thirty days, are to be collected by the seller and are not to be adjusted.

         The seller agrees to deliver the property and the improvement thereon in their present condition, ordinary wear and tear excepted.

         This sale is to be closed on or before June 30, 2002, unless the time of closing is extended by written agreement, and actual possession of said real property will be given on closing date.


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         If the buyer  wrongfully  refuses to close,  the earnest money is to be forfeited as liquidated damages to the seller; one half paid retained by the Agent to apply on his professional services, and one half paid to the seller, but the seller may at his option seek specific performance.

         If the seller's title fails, and cannot be perfected as herein provided, the seller shall be liable for the Agent's commission.

         This is the entire contract between the parties, when accepted, and neither party shall be bound by any verbal representation altering the terms of this offer and agreement.

         The foregoing offer is made subject to acceptance in writing hereon by the seller within Ten days from and after this date, and the return of an executed copy to the undersigned. If not so accepted the said deposits to be returned to the Buyer.

         Time is the essence of this contract and is so considered by the Parties.

         This   contract   shall  be   binding   upon  the   heirs,   executors,
administrators, successors and assigns of the parties hereto. This contract, when accepted, may be assigned.

         This is a legally binding contract. If not understood, seek competent advice.


                                                  Pro To Management, Inc., Buyer
                                                  [illegible]       , Byer

         Received the sum of $_______, to be held and applied in accordance with the terms and conditions of the foregoing offer. Dated this _____ day of ______________, 20___. ______________________________ By ______________________
..

         I, or we, accept the foregoing offer and agree to sell the above described real property on the terms and conditions herein stated, and agree to pay the above Agent the regular commission of N/A.

         Dated this 28th day of June, 2002.

                                             Great Midwest Life Ins. Co., Seller
                                         /s/ Charles L. Smith, President, Seller
                                         ---------------------------------------

                           EXHIBIT A to sales contract

A part of The Northern 100' wide strip of the following described land; A tract of land in the Northwest Quarter (NW/4) of the Northwest Quarter (NW/4) of Section SEVENTEEN (17), Township ELEVEN (11) North, Range TWO (2) West of the Indian Meridian, Oklahoma County, Oklahoma. more particularly described as follows: Commencing at a point 695.76 feet East and 33196 feet South of the Northwest Corner of the NW/4 of said Quarter Section: Thence East and parallel with the North line 321.29 feet to a point; thence South and parallel with the West line of said Quarter Section 299 feet to a point; thence West and parallel with the North line of said Quarter Section 298.96 feet to the point or place of beginning as shown on an unrecorded plat of the S/2 of Lots TWO (2) and THREE
(3), block THREE (3), HOLLIDAY ACREAGE.

Further described as an area Commencing at the Northeast corner of the above described tract of land and as described in Warranty Deed recorded in Book 6722, page 1180: Thence S00 04'31" W, along the West right of way line of Epperly Drive and along the East line of said Warranty Deed, a distance of 35.20 feet; Thence S89 14'06" W a distance of 100.57 feet to the point of beginning; Thence S00 45'54" E a distance of 60 feet; Thence S89 14'06" W a distance of 40.00 feet; Thence N00 45'54" W a distance of 60 feet; Thence N89 14'06" E a distance of 40.00 feet to the point of beginning. Containing approximately 2400 square feet, more or less.


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                                 QUIT CLAIM DEED
                            (Oklahoma Statutory Form)
                                   (Corporate)

KNOW ALL MEN BY TH`ESE PRESENTS:

         That GREAT MIDWEST LIFE INSURANCE COMPANY, a corporation, Party of the First Part, in consideration of the sum of TEN DOLLARS and NO/100 and other valuable consideration, in hand paid, the receipt of which is hereby acknowledged, does hereby quitclaim, grant, bargain, sell and convey unto PRO TO MANAGEMENT, INC. party of the Second Part, the following described real property and premises situate in OKLAHOMA County, State of OKLAHOMA, to-wit: (metes and bounds description)

         A part of The Northern 100' wide strip of the following described land:
A tract of land in the Northwest Quarter (NW/4) of the Northwest Quarter (NW/4) of Section SEVENTEEN (17), Township ELEVEN (11) North, Range TWO (2) West of the Indian Meridian, Oklahoma County, Oklahoma, more particularly described as follows: Commencing at a point 695.76 feet East and 331.96 feet South of the Northwest Corner of the NW/4 of said Quarter Section: Thence East and parallel with the North line 321.29 feet to a point; thence South and parallel with the West line of said Quarter Section 299 feet to a point; thence West and parallel with the North line of said Quarter Section 298.96 feet to the point or place of beginning as shown on an unrecorded plat of the S/2 of Lots TWO (2) and THREE
(3), Block THREE (3), HOLLIDAY ACREAGE.

Further described as an area Commencing at the Northeast corner of the above described tract of land and as described in Warranty Deed recorded in Book 6722, page 1180: Thence S00 04'31" W, along the West right of way line of Epperly Drive and along the East line of said Warranty Deed, a distance of 35.20 feet; Thence S89 14'06" W a distance of 100.57 feet to the point of beginning; Thence S00 45'54" E a distance of 60 feet; Thence S89 14'06" W a distance of 40.00 feet; Thence N00 45'54" W a distance of 60 feet; Thence N89 14'06" E a distance of 40.00 feet to the point of beginning. Containing approximately 2400 square feet, more or less. (See Exhibit "A" and "B" for further premises description)

together with all and singular the hereditaments and appurtenances thereunto belonging

         TO HAVE AND TO HOLD the above described premises unto the said party of the second part, and to the heirs and assigns forever.

         Signed and delivered this 28th day of June, 2002

                                             BY:    /s/ Charles L. Smith
                                                  ------------------------------
                                             its  President.
                                                  --------------------

                               ABSOLUTE ASSIGNMENT

                      GREAT MIDWEST LIFE INSURANCE COMPANY
                      ------------------------------------

                                       TO

                             PRO TO MANAGEMENT, INC.
                             -----------------------


         The undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby absolutely Grant, Sell, Assign, Set Over, Transfer and Convey all of its right, title and interest in the Communications Site Lease Agreement, Site # 0K3215 A (Twin Hills) (the "Lease"), which is attached hereto as "Exhibit A" and made a part hereof, between Nextel West Corp. d/b/a Nextel Communications ("Lessee") and Great Midwest Life Insurance Company ("Lessor") to Pro To Management, Inc., (the "Assignee").

Pro To Management and Great Midwest Life Insurance Company agree to provide any notifications necessary to Nextel West Corp. upon receipt of funds due under the sales contract executed between the parties.

The undersigned represents and warrants that it has lawfully entered into this Contract, has fully complied with, and will continue to fully comply with, all of the terms and conditions of the Lease it has transferred to Assignee, and that consideration for which has been received. Further, the undersigned represents and warrants that no event has occurred which may, might or could create a defect in its right, title and/or interest in said contract or lease held therein, and hereby covenants with the Assignee to defend any threat, demand or other denigration which may arise in connection therewith.

IN WITNESS WHEREOF, the undersigned has affixed its hand and/or seal this 28th day of June 2002.

Great Midwest Life Insurance Company




/s/ Charles L. Smith
------------------------
Charles Smith, President